Exhibit 8(h)
APPENDIX "B"
TO
CUSTODIAN AGREEMENT
BETWEEN
State Street Bank and Trust Company and Each of the Investment
Companies Listed on Appendix A
Dated as of ____________
 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of ________ (the "Custodian Agreement"):
A.   Additional Custodians:

     Custodian               Purpose

     Bank of New York        Ficash

                             Fiter

B.   Special Subcustodians:

     Subcustodian            Purpose

     Bank of New York        Ficash



C    FOREIGN SUBCUSTODIANS:


Country          Subcustodian                          Depository

Argentina        Citibank, N.A., Buenos Aires          Caja de Valores S.A.

Australia        Westpac Banking Corporation,          Austraclear Limited

                 Sydney

                                                       Reserve Bank Information and

                                                       Transfer System (RITS)

Austria          GiroCredit Bank                       Oesterreichische Kontrollbank

                 AG der Sparkassen, Vienna             AG (Wertpapiersammelbank

                                                       Division)

Bahrain          The British Bank of the               None

                 Middle East, Manama

Bangladesh       Standard Chartered Bank, Dhaka        None

Belgium          Generale Bank, Brussels               Caisse Interprofessionnelle de

                                                       Depots et de Virements de Titres

                                                       S.A. (CIK)

Belgium                                                Banque Nationale de Belgique

Bermuda          The Bank of Bermuda Limited           None

Bostwana         Barclays Bank of Bostwana             None

                 Limited, Gaborone

Brazil           Citibank, N.A., Sao Paulo             Bolsa de Valores de Sao Paulo

                                                       (Bovespa); Banco Central do Brasil, Systema

                                                       Especial de Liquidacao e Custodia

                                                       (SELIC); Rio de Janeiro Stock Exchange

                                                       (BVRJ); Central de Custodia e Liquidacao

                                                       Financeira de Titulos (CETIP)

Bulgaria         ING Bank N.V., Sofia                  Central Depository AD (CDAD)

                                                       The Bulgarian National Bank

Canada           Canada Trustco Mortgage               Canadian Depository for

                 Company, Toronto                      Securities Limited (CDS)

Chile            Citibank, N.A., Santiago              None

China            The Hongkong and Shanghai             Shanghai Securities Central

                 Banking Corporation Limited,          Clearing and Registration

                 Shanghai & Shenzhen branches          Corporation (SSCRC);

                                                       Shenzhen Securities Registrars Co.,

                                                       Ltd. (SSRC).

Colombia         Cititrust Colombia S.A.               None

                 Sociedad Fiduciaria, Bogota

Cyprus           Barclays Bank PLC, Nicosia

Czech Republic   Ceskoslovenska Obchodni               Stredisko Cennych Papiru (SCP);

                 Banka, A.S., Prague                   Czech National Bank (CNB)

Denmark          Den Danske Bank, Copenhagen           Vaerdipapericentralen- The Danish

                                                       Securities Center (VP)

Ecuador          Citibank, N.A., Quito                 None

Egypt            National Bank of Egypt, Cairo         Misr for Clearing, Settlement and Depository

Finland          Merita Bank Limited, Helsinki         The Finnish Central Securities Depository

                                                       Limited (CSD)

France           Banque Paribas, Paris                 Societe Interprofessionnelle pour la

                                                       Compensation des Valeurs

                                                       Mobilieres (SICOVAM)

                                                       Banque de France

Germany          Dresdner Bank AG, Frankfurt           Deutsche Borse Clearing (DBC)

Ghana            Barclays Bank of Ghana Limited,       None

                 Accra

Greece           National Bank of Greece, S.A.,        Central Securities Depository, S.A.

                 Athens                                (Apothtirion Tilton A.E.)

                                                       The Bank of Greece

Hong Kong        Standard Chartered Bank,              Hong Kong Securities Clearing Co. Ltd.,

                 Hong Kong                             Central Clearing and Settlement System

                                                       (CCASS)

                                                       The Central Money Markets Unit CMU

Hungary          Citibank Budapest Rt.,                Central Depository and Clearing House

                 Budapest                              (Budapest) Ltd. (KELER Ltd.)

India            Deutsche Bank AG, Mumbai;             National Securities Depository Limited

                 Hongkong & Shanghai Banking           (NSDL)

                 Corporation, Ltd., Mumbai

Indonesia        Standard Chartered Bank,              Bank Indonesia

                 Jakarta

Ireland          Bank of Ireland, Dublin               Gilt Settlement Office (GSO)

Israel           Bank Hapoalim B.M., Tel Aviv          Tel Aviv Stock Exchange (TASE)

                                                       Clearinghouse, Ltd.

                                                       The Bank of Israel

Italy            Banque Paribas, Milan                 Monte Titoli S.p.A.;

                                                       Banca d'Italia

Ivory Coast      Societe Generale de Banques           None

                 en Cote d'Ivoire, Abidjan

Japan            Sumitomo Trust & Banking              Japan Securities Depository Center

                 Co., Ltd., Osaka;                     (JASDEC);

                 Daiwa Bank, Ltd., Tokyo;              Bank of Japan

                 Fuji Bank, Ltd., Tokyo

Jordan           British Bank of the Middle            None

                 East, Amman

Kenya            Barclays Bank of Kenya Limited,       The Central Bank of Kenya

                 Nairobi

Lebanon          The British Bank of the Middle        Midclear

                 East, Beirut

                                                       Central Bank of Lebanon

Malaysia         Standard Chartered Bank               Malaysia Central Depository Sdn.

                 Malaysia Berhad, Kuala Lampur         bhd. (MCD)

                                                       Bank Negara Malasia

Mauritius        Hongkong and Shanghai                 Central Depository & Settlement Co., Ltd.

                 Banking Corporation Limited,

                 Port Louis

Mexico           Citibank Mexico, S.A.,                S.D. INDEVAL, S.A. de C.V.

                 Mexico City                           (Institucion para el Deposito de

                                                       Valores)

Morocco          Banque Commerciale du Maroc,          MAROCLEAR

                 Casablanca

Netherlands      MeesPierson N.V., Amesterdam          Nederlands Centraal Instituut voor

                                                       Giraal Effectenverkeer B.V.

                                                       (NECIGEF), KAS Associatie, N.V. (KAS)

                                                       De Nederlandshe Bank

New Zealand      ANZ Banking Group (New                New Zealand Securities

                 Zealand) Limited, Wellington          Depository Limited (NZCDS)

Norway           Christiania Bank og Kreditkasse,      Verdipapirsentralen (VPS)

                 Oslo

Oman             British Bank of the Middle East,      Muscat Securities Market

                 Muscat

Pakistan         Deutsche Bank AG, Karachi             The Central Depository Company of Pakistan

Peru             Citibank, N.A., Lima                  Caja de Valores (CAVAL)

Philippines      Standard Chartered Bank,              The Philippines Central Depository, Inc.

                 Manila

                                                       The Book-Entry-System of the Central Bank

                                                       The Registry of Scripless Securities of the

                                                       Bureau of the Treasury, Department of

                                                       Finance

Poland           Citibank Poland, S.A., Warsaw         National Depository of Securities;

                                                       National Bank of Poland

                 Bank Polska Kasa Opieki S.A.,

                 Warsaw

Portugal         Banco Comercial Portuguese, S.A.,     Central de Valores Mobiliarios

                 Lisbon                                (Interbolsa)

Romania          ING Bank N.V., Bucharest              National Company for Clearing, Settlement &

                                                       Depository for Securities (SNCDD)

Romania                                                Bucharest Stock Exchange (BSE)

Russia           Credit Suisse First Boston, AO        None

                 Moscow

Singapore        The Development Bank of               Central Depository (Pte) Ltd. (CDP)

                 Singapore Ltd., Singapore

                                                       The Monetary Authority of Singapore

Slovak Republic  Ceskoslovenska Obchodna               Stredisko Cennych Papierov (SCP)

                 Banka A.S., Bratislava                National Bank of Slovakia (NBS)

Slovenia         Banka Creditanstalt d.d., Ljubljana,  Klirinsko Depotna Druzba

                 a 99.96% owned subsidiary of

                 Creditanstalt AG

South Africa     Standard Bank of South Africa         The Central Depository (Pty) Ltd. (CD)

                 Limited, Johannesburg

South Korea      The Hongkong and Shanghai             Korean Securities Depositories (KSD)

                 Banking Corporation, Limited

                 Seoul

Spain            Banco Santander, S.A.,                Servicio de Compensacion y

                 Madrid                                Liquidacion de Valores (SCLV);

                                                       Banco de Espana

Sri Lanka        Hongkong and Shanghai                 Central Depository System (Pvt)

                 Banking Corp. Ltd., Colombo           Limited (CDS)

Swaziland        Standard Bank Swaziland,              None

                 Limited, Mbabane

Sweden           Skandinaviska Enskilda Banken,        Vardepapperscentralen AB

                 Stockholm

                                                       The Swedish Central Securities Depository

Switzerland      UBS AG,                               Schweizerische Effekten-Giro AG

                 Zurich                                (SEGA)

Taiwan           Central Trust of China,               Taiwan Securities Central

                 Taipei                                Depository Company (TSCD)

Thailand         Standard Chartered Bank,              Thailand Securities Depository

                 Bangkok                               Company Limited (TSD)

Transnational                                          Cedel Bank Societe Anonyme

                                                       INTERSETTLE

                                                       The Euroclear System

Turkey           Citibank, N.A., Istanbul              Istanbul Stock Exchange Settlement

                                                       and Custody Co., Inc. (I.M.K.B.

                                                       Takas ve Saklama A.S.);

                                                       Central Bank of Turkey

United Kingdom   State Street Bank and Trust           Central Gilts Office (CGO);

                 Company, London                       Central Moneymarkets Office

                 State Street London Limited,          (CMO); European Settlement Office (ESO)

                 London

Uruguay          Citibank, N.A., Montevideo            None

Venezuela        Citibank, N.A., Caracas               The Central Bank of Venezuela

Zambia           Barclays Bank of Zambia               Lusaka Central Depository (LCD)

                 Limited, Lusaka                       (overseen by Lusaka Stock Exchange)

                                                       The Bank of Zambia



                                  Each of the Investment Companies Listed on
                                  Appendix A to the Custodian Agreement, on
                                  Behalf of Each of Their Respective Portfolios



                                  By:
                                  Name:
                                  Title: